                                                                     EXHIBIT 14

                                OPTION AGREEMENT
                                ----------------



          This Option Agreement (this "Agreement") is made and entered into as of this 29th day of April, 1997 by and between Sinter Metals, Inc., a Delaware corporation ("Sinter"), and Joseph W. Carreras ("Carreras").

          WHEREAS, Sinter is a party to a Lease Agreement with Terminal Investments, Inc. ("Landlord"), dated as of May 15, 1996 (the "Lease Agreement"), whereby Sinter leased from the Landlord the Premises (as defined in the Lease Agreement); and

          WHEREAS, Sinter and Carreras have agreed to enter into this Agreement in order to provide Carreras with an option to acquire by assignment from Sinter all of Sinter's right, title and interest in and to the Lease Agreement, subject to the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, Sinter and Carreras hereby agree as follows:

          1. OPTION/ASSIGNMENT.

          (a) Sinter hereby irrevocably grants an absolute right and option (the "Option") to Carreras or his designee to acquire by assignment from Sinter to him or his designee all of Sinter's right, title and interest in and to the Lease Agreement upon the terms set forth in Section l(c) hereof. Carreras or his designee may exercise this Option by delivering written notice to Sinter (the "Option Notice") any time on or after September 1, 1997 upon his termination of employment with Sinter and prior to the termination of this Agreement.

          (b) Within one business day after Sinter receives the Option Notice from Carreras or his designee of the exercise of the Option, Sinter and Carreras shall execute and deliver an Assignment and Assumption Agreement pursuant to which (i) Sinter shall transfer, sell, assign and convey to Carreras or his designee, and Carreras or his designee shall acquire from Sinter, all of Sinter's right, title and interest in and to the Lease Agreement and (ii) Carreras or his designee shall assume all of Sinter's obligations under the Lease Agreement arising from and after the date of the assignment. The foregoing is subject to Sinter's obtaining the consent of the Landlord to such assignment [and a release from Landlord of Sinter's obligations under the Lease Agreement]. Sinter agrees to use its best efforts to obtain such consent and release.

          2. COVENANTS OF SINTER. Prior to the termination of this Agreement, Sinter shall not take any of the following actions without the prior written consent of Carreras:

    (i) transfer, sell, assign or convey its right, title and interest in and to the Lease Agreement to any third party (other than Carreras or his designee pursuant to this Agreement); or

    (ii) fail to comply with any of the terms and conditions of the Lease Agreement; or

    (iii) enter into any agreement or understanding to do any of the foregoing;
          or

    (iv)  amend, modify or terminate the Lease Agreement.


          3. MISCELLANEOUS.

          (a) Neither Sinter nor Carreras may assign or otherwise transfer (whether by operation of law or otherwise) this Agreement or any of their respective rights and obligations hereunder without the prior written consent of the other.

          (b) All notices and other communications required or permitted hereunder will be in writing and, unless otherwise provided in this Agreement, will be deemed to have been duly given when delivered in person or when dispatched by telegram or electronic facsimile transfer (confirmed in writing by mail simultaneously dispatched) or one business day after having been dispatched by a nationally recognized overnight courier service to the appropriate party at the address specified below:


             If to Sinter:

             Sinter Metals, Inc.
             Terminal Tower
             50 Public Square, Suite 3200
             Cleveland, Ohio 44113
             Attention: Chief Financial Officer

             If to Carreras:

             Joseph W. Carreras
             2677 Belvoir Boulevard
             Shaker Hts., Ohio 44122

          (c) This Agreement shall be construed in accordance with the laws of the State of Ohio, without regard to principles of conflicts of law, and may be amended or modified only by a writing executed by each of the parties which makes reference to this Agreement.

          (d) This Agreement may be executed in several counterparts, each of which when so executed will be deemed to be an original and all of which together constitute one and the same agreement.

          (e) If a court of competent jurisdiction should find any term or provision of this Agreement to be unenforceable and invalid by reason of being overly broad, the parties agree that the court shall limit the scope or duration of such provision to the maximum enforceable scope or duration allowed by law. Any term or provision deemed by a court of competent jurisdiction to be unenforceable and invalid for any other reason shall be severed from this Agreement, and the remainder of this Agreement shall continue in full force and effect.

          (f) This Agreement and the Option granted hereby shall terminate upon the earlier of (i) the date on which Carreras or his designee acquires by assignment all of Sinter's right, title and interest in and to the Lease Agreement pursuant to Section 1 hereof, (ii) a permitted termination of the Lease Agreement, or (iii) April 29, 2002.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.



                                    SINTER METALS, INC.


Signed and Acknowledged             By: /s/ Michael T. Kestner
in the presence of:                    ------------------------
(as to both signatories):              Name:
                                       Title:
/s/ Patrick J. Leddy
------------------------------

                                         /s/ Joseph W. Carreras
                                       -------------------------
                                        Joseph W. Carreras
/s/ Patrick J. Leddy
------------------------------

 STATE OF NEW YORK      )
                        )  ss.
 COUNTY OF NEW YORK     )
           ------------


         This instrument was acknowledged before me on this 29th day of April,
                                                            ----
1997 by Michael T. Kestner, the Chief Financial Officer of Sinter Metals, Inc.,
        ------------------      ----------------------
a Delaware corporation, on behalf of said corporation.


                                         /s/ Leonard C. Pojednic
                                         --------------------------------------
                                         Notary Public

                                         Printed Name:  Leonard C. Pojednic
                                                        -------------------

                                         My commission expires:

                                         November 25, 1998
                                         --------------------------------------

                                          [NOTARY SEAL]

                                        LEONARD C. POJEDNIC
                                        Notary Public, State of New York
                                                No. 31-4688166
                                        Qualified in New York County
                                        Commission Expires 11/25/98




STATE OF NEW YORK                )
                                 )    SS.
COUNTY OF New York               )
          ---------


         This instrument was acknowledged before me on this 29th day of April,
                                                            ----
1997, by Joseph W. Carreras.



                                        /s/ Leonard C. Pojednic
                                        ---------------------------------------
                                        Notary Public


                                        Printed Name: Leonard C. Pojednic
                                                     --------------------

                                        My commission expires:

                                        November 25, 1998
                                        ---------------------------------------




                                                [NOTARY SEAL]
                                        LEONARD C. POJEDNIC
                                        Notary Public, State of New York
                                                No. 31-4688166
                                        Qualified in New York County
                                        Commission Expires 11/25/98




This instrument prepared by Jones, Day, Reavis & Pogue, Cleveland, Ohio.


                                       4